SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 06/30/2004
FILE NUMBER 811-2699
SERIES NO.: 13


74U.     1.   Number of shares outstanding
              Class A Shares                  420
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B Shares                  124
              Class C Shares                   78
              Class R Shares                   11
              Institutional Class              10

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares              $ 10.10
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares              $ 10.08
              Class C Shares              $ 10.08
              Class R Shares              $ 10.09
              Institutional Class         $ 10.10